  EXHIBIT 99.1

Golden Matrix Reports Twelfth Consecutive Profitable Quarter,

Record Revenues for Fiscal Q2 Ended July 31, 2021

•

Record quarterly revenues (Q2 '22) of $3,251,182, an increase of 211% compared with revenues of $1,045,425 in the like year-ago quarter, and a 23% improvement on revenues of $2,639,402 in the prior (Q1 '22) quarter

•	Net income of $481,189 versus net income of $127,872 in Q1 '22
•	Adjusted EBITDA of $667,158, when excluding interest expense, interest income, amortization expense and stock-based compensation expense*
•	Record revenues of $5,890,584 for the first six months of fiscal '22, an increase of 231% on revenues of $1,780,189 in the first six months of fiscal ‘21
•	Cash and cash equivalents of $13,879,617, current assets of $16,792,363 and total assets of $17,239,995 as of July 31, 2021
•	Total current liabilities of $1,434,096 and $211,915 of long-term liabilities as of July 31, 2021
•	Company rolls out fully functional seamless aggregation platform, allowing entry into significant global markets

LAS VEGAS, NV, September 10, 2021 -- Golden Matrix Group Inc. (OTC PINK:GMGI), a developer and licensor of online gaming platforms, systems and gaming content, today reported that it achieved its twelfth consecutive quarter of profitability and record revenues exceeding $3.2 million in the second fiscal quarter ended July 31, 2021.

The tripling in Q2 revenues over the revenues recorded in fiscal Q2 ‘21 was primarily a result of GMGI’s increased number of both gaming operator customers and registered players with these customers. The improvement in Q2 revenue was also attributable to strong revenue contributions from non-related-party distributors, which, as was the case in Q1 2022, accounted for an increase in cost of goods sold and a decrease in gross profit margin. Additionally, the issuance of consultant stock options in March 2021 resulted in an increase in cost of goods sold for Q2 2022.

Additionally, “Due to GMGI’s recent deployment of its seamless aggregate gaming platform, and the company’s projected resulting expansion into new global markets, GMGI’s margins are expected to improve over time”, said CEO Brian Goodman.

Mr. Goodman added that “GMGI's repeating quarterly profitability stretching over three years, and its solid balance sheet - with almost $13.9 million in cash and cash equivalents – is helping the company build awareness among new potential gaming operator customers. As a result, whereas company revenues have thus far come almost exclusively from the Asia Pacific region, GMGI now hopes to begin receiving revenue stemming from licensing agreements with gaming operators in Europe and the Americas.”

“We’re increasingly confident that, mainly due to our new aggregate platform, which offers gaming operators a single source for over 10,000 games of every variety, Golden Matrix will begin, this fiscal year, to significantly expand its user base and global footprint. This, in turn, is expected to enable the company to realize corresponding improvements to its revenues and profits during this calendar year and beyond,” Mr. Goodman said.

“And, with our growing financial strength, we plan to continue to evaluate potential partnerships and acquisitions that are projected to both further accelerate revenue and be accretive to earnings," added Mr. Goodman.

For the first six months of fiscal 2022, the company had net income of $609,000 and revenues of $5.9 million, compared with net income of $315,000 and revenues of $1.8 million during the same period in fiscal 2021.

For additional information on Golden Matrix's Q2 2022 performance, please refer to the Company's Quarterly Report on Form 10-Q for Q2 2022, which can be found at https://www.otcmarkets.com/stock/GMGI/disclosure or www.sec.gov. A summary of the Company's performance and highlights can be found at www.goldenmatrix.com/highlights.

* Adjusted EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense" included at the end of this release.

1

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The Company's platform can be accessed through both desktop and mobile applications. Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings, except as required by law. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made.

Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and stock-based compensation. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense" included at the end of this release.

Connect with us:

Twitter - https://twitter.com/GMGI_Group

Instagram - https://www.instagram.com/goldenmatrixgroup/"

Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

2

TABLES

Golden Matrix Group, Inc.
Consolidated Balance Sheets

	As of	As of
	July 31, 2021	January 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	13,879,617	11,706,349
Account receivable, net	1,382,917	1,040,410
Account receivable - related parties	1,408,536	656,805
Prepaid expenses	60,963	410,983
Short-term deposit	60,330	-
Total current assets	16,792,363	13,814,547

Non-current assets
Intangible assets – net of amortization of $24,131 and $0	149,869	-
Operating lease right-of-use assets	297,763	-
Total non-current assets	447,632	-
Total assets	17,239,995	13,814,547

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	1,123,757	78,913
Accounts payable - related parties	207,668	208,521
Advances from shareholders	96	99
Accrued interest	123	123
Customer deposit	15,803	149,640
Consideration payable - related party	-	115,314
Current portion of operating lease liabilities	86,649	-
Total current liabilities	1,434,096	552,610

Non-current liabilities:
Non-current operating lease liabilities	211,915	-
Total non-current liabilities	211,915	-
Total liabilities	1,646,011	552,610

Shareholders' equity:
Preferred stock, Series A: $0.00001 par value; 19,999,000 shares authorized, none outstanding	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares authorized,1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value, 40,000,000 shares authorized, 23,769,894 and 22,741,665 shares issued and outstanding, respectively	238	227
Additional paid-in capital	40,050,930	38,320,729
Stock payable	6,000	7,420
Stock payable - related parties	-	7,420
Accumulated other comprehensive income (loss)	636	(978)
Accumulated deficit	(24,463,820)	(25,072,881)
Total shareholders’ equity	15,593,984	13,261,937
Total liabilities and shareholders’ equity	17,239,995	13,814,547

3

Golden Matrix Group, Inc.
Consolidated Statements of Operations
Unaudited

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Revenues	2,694,439	514,056	4,663,853	717,255
Revenues-related party	556,743	531,369	1,226,731	1,062,934
Cost of goods sold	(2,043,440)	(394,732)	(3,536,483)	(426,228)
Gross profit	1,207,742	650,693	2,354,101	1,353,961

Operating expenses
General and administrative (G&A) expense	340,894	105,222	668,605	215,862
G&A expense- related party	224,266	405,373	786,610	743,019
Professional fees	63,770	46,733	157,377	67,121
Research and development expense	68,046	-	89,264	-
Total operating expenses	696,976	557,328	1,701,856	1,026,002
Gain from operations	510,766	93,365	652,245	327,959

Other income (expense)
Interest expense	-	(3,663)	-	(9,814)
Interest earned	45	232	85	1,528
Foreign exchange loss	(29,622)	(4,309)	(43,269)	(4,309)
Total other expense	(29,577)	(7,740)	(43,184)	(12,595)
Net income	481,189	85,625	609,061	315,364

Other comprehensive income
Foreign currency translation adjustment	427	0	1,614	0
Total comprehensive income	481,616	85,625	610,675	315,364

Per share information
Net earnings per common share - basic	0.02	0.00	0.03	0.02
Net earnings per common share - diluted	0.01	0.00	0.02	0.01
Weighted average number of common shares outstanding - basic	23,404,205	19,032,832	23,175,644	19,001,164
Weighted average number of common shares outstanding - diluted	34,741,973	31,670,820	34,480,621	31,477,386

4

Golden Matrix Group, Inc.

Reconciliation of Net Income attributable to Golden Matrix Group Inc., to adjusted Earnings excluding interest Expense, Interest Income, amortization expense and Stock based compensation expense

	Three Months Ended	Three Months Ended
	July 31, 2021	July 31, 2020
GAAP Net Income	481,189	85,625
+ Interest Expense	-	3,663
- Interest Income	(45)	(232)
+ Amortization expense	14,605	-
+ Stock-Based Compensation Expense	171,409	367,569
Non-GAAP Adjusted EBIDTA	667,158	456,625

5